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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 15, 1999 (except as to Note 15, which is as of March 15, 1999), which appears on page 18 of the annual report on Form 10-KSB of SI Diamond Technology, Inc. and subsidiaries for the year ended December 31, 1998, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                    /s/ Wallace Sanders & Company

                                    -----------------------------------------

                                    WALLACE SANDERS & COMPANY



Dallas, Texas
November 24, 1999